Exhibit 10.20

                      THE FIRST NATIONAL BANK OF LITCHFIELD
                     DIRECTOR INCENTIVE RETIREMENT AGREEMENT

THIS AGREEMENT is made this 29th day of November, 2000, by and between The First National Bank of Litchfield, a national bank, located in Litchfield, Connecticut (the "Company"), and Charles Orr (the "Director").

                                  INTRODUCTION

In an effort to reward past service, encourage continued service on the Company's Board of Directors, and as a method to attract future Directors, the Company is willing to provide to the Director a deferred incentive opportunity. The Company will pay the benefits from its general assets.

                                    AGREEMENT

The Director and the Company agree as follows:

                                    Article 1
                                   Definitions

Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

"Annual Fees" means the Board of Director retainer fees, the Board of Director meeting fees and the Board of Director committee fees earned by the Director during the Plan Year.

"Change of Control" means a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, or a similar transaction in which the Company is not the resulting entity; or individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof. For these purposes, "Incumbent Board" means the members of the Board of Directors of the Company on the effective date of the Plan, provided that any person becoming a member of the Board of Directors subsequent to such effective date, whose election was approved by a vote of at least three-quarters of the members of the Board of Directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

"Code" means the Internal Revenue Code of 1986, as amended.

"Crediting Rate" means the percentage change in the Company's fair market value common stock price ("Stock Price") over a one year period, measured on December 31 of each year, with a guaranteed minimum of 4% and a maximum of 15%, cumulatively.

"Deferral Account" means the Company's accounting of the Director's accumulated Deferrals plus accrued interest.

"Disability" means the Director's inability to perform substantially all normal duties of the Director's position, as determined by the Company's Board of Directors in its sole discretion. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

 "Early Retirement Date" means the date that the Director has terminated service before his 72nd birthday provided he has completed at least 10 Years of Service.

"Earnings" means the Company's reported Net Income after taxes.

"Earnings Growth" means the percentage change in the Company's Earnings over a one-year period, measured on December 31 of each year.

"Effective Date" means the date first written above.

"Election Form" means the Form attached as Exhibit 1.

"Extraordinary Items" means those items recognized by Generally Accepted Accounting Principles as extraordinary. "Return On Equity" means the Company's Earnings, before Extraordinary Items, divided by the shareholder's equity at the end of the same fiscal year.

"Normal Retirement Age" means the Director's 72nd birthday.

"Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Service.

"Plan Year" means the calendar year. The initial Plan Year shall be a short Plan Year commencing on the Effective Date and ending on December 31 of the same year.

"Termination of Service" means the Director ceasing to be a member of the Company's Board of Directors for any reason whatsoever.

"Years of Service" means the total number of twelve-month periods (including any twelve-month periods occurring prior to the adoption of this Agreement) during which the Director served on the Company's Board of Directors on a full-time basis, inclusive of any approved leave of absence.

                                    Article 2
                                    Incentive

Incentive Award. The three (3) year rolling average of earnings growth and Return On Equity (the "ROE") and determined as of December 31 of each plan year shall determine the Director's Incentive Award Percentage, in accordance with the attached Schedule A. The chart on Schedule A is specifically subject to change annually at the sole discretion of the Company's Board of Directors. The Incentive Award is calculated annually by taking the Director's Annual Fees for the Plan Year in which the ROE and Earnings Growth was calculated times the Incentive Award Percentage.

Incentive Deferral. On March 1 following each Plan Year, the Company shall declare and pay the Incentive Award in the form of compensation and the Director shall defer such amount to the Deferral Account.

Vesting Schedule. Incentive Awards will vest 20% per year commencing with the year the award was declared with the following exceptions: Incentive Awards (and the interest credited to each Incentive Award) will be 100% vested upon (I) a Change of Control, (ii) the Director attaining Normal Retirement Age, and (iii) the Director attaining the Early Retirement Date.

                                    Article 3
                                Deferral Account

3.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Director, and shall credit to the Deferral Account the following amounts:

3.1.1    Deferrals. The Incentive Deferral as determined under Article 2.

3.1.2 Interest. On March 1 following each Plan Year and immediately prior to the payment of any benefits, interest on the vested account balance since the preceding credit under this Section 3.1.2, at an annual rate, compounded annually, equal to the Crediting Rate for the same period.

         Statement of Accounts. The Company shall provide to the Director, within one hundred twenty (120) days after each Plan Year, a statement setting forth the Deferral Account activity.

         Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Company, may reduce future deferrals under this Agreement.

                                    Article 4
                                Lifetime Benefits

4.1 Normal Retirement Benefit. If the Director terminates service on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Director the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

Amount of Benefit. The benefit under this Section 4.1 is 100% of the Deferral Account balance on the Director's Normal Retirement Date.

Payment of Benefit. The Company shall pay the benefit to the Director commencing on the first day of the month following the Director's Normal Retirement Date in the form elected by the Director on the Election Form. If the Director elects to receive payments in equal monthly installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under Section 3.1.2 on the date of the Director's Termination of Service.

4.2 Early Retirement Benefit. If the Director terminates service on or after the Early Retirement Date and before the Normal Retirement Age, and for reasons other than Change of Control, death or Disability, the Company shall pay to the Director the benefit described in this 4.2 in lieu of any other benefit under this Agreement.

Amount of Benefit. The benefit under this Section 4.2 is 100% of the Deferral Account balance on the Director's Early Retirement Date.

Payment of Benefit. The Company shall pay the benefit to the Director in the form and on the date elected by the Director on the Election Form. If the Director elects the Deferred Payment Option or to receive payments in equal monthly installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under Section 3.1.2 on the date of the Director' s Termination of Service.

Deferred Payment Option. Under this Section 4.2, the Director may elect to defer payment of his Early Retirement Benefit until the date elected by the Director on the Election Form, not to exceed the first day of the month following his Normal Retirement Age.

Early Termination Benefit. If the Director terminates service before the Early Retirement Age or Normal Retirement Age for reasons other than Change of Control, death or Disability, the Company shall pay to the Director the benefit described in the 4.3 in lieu of any other benefits under this Agreement.

Amount of Benefit. The benefit under this Section 4.3 is the vested portion of the Deferral Account balance on the Director's Termination of Service.

Vesting of Awards. For purposes of this Section 4.3, Incentive Awards will vest 20% upon declaration of the Award and 20% per year thereafter from the date the award was declared.

Payment of Benefit. The Company shall pay the benefit to the Director in a single lump sum within 60 days after Termination of Service.

4.4 Disability Benefit. If the Director terminates service for Disability prior to the Early Retirement Age or Normal Retirement Age, the Company shall pay to the Director the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

Amount of Benefit. The benefit under this Section 4.4 is 100% of the Deferral Account balance at Termination of Service.

Payment of Benefit. The Company shall pay the benefit to the Director commencing on the first day of the month following the Director's Normal Retirement Age in the form elected by the Director on the Election Form. If the Director elects to receive payments in equal monthly installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under Section 3.1.2 on the date of the Director's Termination of Service.

4.5 Change of Control Benefit. Upon a Change of Control while the Director is in the active service of the Company, the Company shall pay to the Director the benefit described in this Section 4.5 in lieu of any other benefit under this Agreement.

Amount of Benefit. The benefit under Section 4.5 is 100% of the Deferral Account balance on the date of the Director's Termination of Service.

Payment of Benefit. The Company shall pay the benefit to the Director in a lump-sum payment no later than 60 days after the Director's Termination of Service.

4.6 Hardship Distribution. Upon the Company's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 3.4, the Company shall distribute to the Director 100% of the vested portion of the Deferral Account balance.

                                    Article 5
                                 Death Benefits

5.1 Death During Active Service. If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 5.1.

         Amount of Benefit. The benefit under Section 5.1 is the greater of the Deferral Account balance or the projected retirement benefit as per the attached Schedule B.

         Payment of Benefit. The Company shall pay the benefit to the beneficiary in the form elected by the Director on the Election Form. If the Director elects payments in equal monthly installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under Section 3.1.2 on the date of the Director's Termination of Service.

         Death During Benefit Period. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

         Death After Termination of Service But Before Benefit Payments Commence. If the Director is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the benefit payments to the Director's beneficiary that the Director was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Director's death.


                                    Article 6
                                  Beneficiaries

Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate in a lump sum.

Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 7
                               General Limitations

         Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement:

Excess Parachute Payment. To the extent the benefit would create an excise tax under the excess parachute rules of Section 280G of the Code.

Suicide. If the Director commits suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                    Article 8
                          Claims and Review Procedures

         8.1 Claims Procedure. The Company shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within ninety (90) days of Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         8.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    Article 9
                           Amendments and Termination

         This Agreement may be amended or terminated only by a written agreement signed by the Company.

                                   Article 10
                                  Miscellaneous

         10.1 Binding  Effect.  This  Agreement  shall bind the Director and the
Company,   and   their   beneficiaries,    survivors,   executors,   successors,
administrators and transferees.

No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain a Director of the Company, nor does it interfere with the shareholders' rights to replace the Director. It also does not require the Director to remain a Director nor interfere with the Director's right to terminate services at any time.

         10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         10.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

         10.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         10.6 Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of Connecticut, except to the extent preempted by the laws of the United States of America.

         10.7 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.

         10.8 Recovery of Estate Taxes. If the Director's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the beneficiary is other than the Director's estate, then the Director's estate shall be entitled to recover from the beneficiary receiving such benefit under the terms of the Agreement, an amount by which the total estate tax due by the Director's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Director's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the beneficiary has a liability hereunder, the beneficiary may petition the Company for a lump sum payment in an amount not to exceed the beneficiary's liability hereunder.

         10.9 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

Interpreting the provisions of the Agreement;
         Establishing and revising the method of accounting for the Agreement; Maintaining a record of benefit payments; and Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         10.11 Designated Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the service of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.

DIRECTOR:                          COMPANY:

                                   The First National Bank of Litchfield

/s/ Chares E. Orr                 By  /s/ Jerome J. Whalen
-----------------                     ------------------------
Charles Orr                           Jerome J. Whalen
                               Title  President and Chief Executive Officer

                                  EXHIBIT 1 TO
                     DIRECTOR INCENTIVE RETIREMENT AGREEMENT

                           Normal Retirement Benefits
I elect to receive my Normal Retirement Benefits under Section 4.1.2 of the Agreement in the following form:
[Initial One]

____ Lump sum

____ Equal monthly installments for 120 months.

                            Early Retirement Benefits
                            -------------------------

I elect to receive my Early Retirement Benefits under Section 4.2.2 of the Agreement in the following form:
[Initial One]

____ Lump sum, payable on the first day of the month following my Early Retirement Date.

____ Deferred Lump sum, payable on                                     .

____ Equal monthly installments for 120 months commencing on the first day of the month following my Early Retirement Date.

____ Deferred Equal monthly installments for 120 months commencing on          .

                               Disability Benefits
                               -------------------

I elect to receive my Disability Benefits under Section 4.4.2 of the Agreement in the following form:
[Initial One]

____ Lump sum

____ Equal monthly installments for 120 months.

                                 Death Benefits
                                 --------------

I elect to have my Death Benefit paid under Section 5.1.2 of the Agreement in the following form: [Initial One]

     Lump sum

____ Equal monthly installments for 120 months.

Signature  /s/ Charles E. Orr
           ---------------------------------

Date     November 29, 2000
       -----------------------------
Accepted by the Company this 20th  day of December, 2000.
By  /s/ Jerome J. Whalen
    ----------------------------------------
Title President




                                                 Schedule A

                                    Deferred Bonus as a % of Board Fees
                                    -----------------------------------

     14.0  |   34.5     36.2     37.8    39.3     40.8     42.4     43.9     45.5    47.1     48.7     50.2
     13.5  |   33.4     34.9     36.4    37.9     39.5     41.0     42.5     44.0    45.6     47.1     48.6
E    13.0  |   32.3     33.6     34.9    36.6     38.2     39.7     41.1     42.6    44.0     45.5     47.0
A    12.5  |   31.2     32.5     33.8    35.3     36.9     38.3     39.7     41.1    42.5     43.9     45.4
R    12.0  |   30.1     31.4     32.6    34.1     35.5     36.9     38.3     39.7    41.0     42.4     43.7
N    11.5  |   29.0     30.2     31.5    32.8     34.2     35.5     36.9     38.2    39.5     40.8     42.1
I    11.0  |   27.8     29.1     30.3    31.6     32.9     34.2     35.4     36.7    38.0     39.3     40.5
N    10.5  |   26.7     27.9     29.2    30.4     31.6     32.8     34.0     35.2    36.5     37.7     38.9
G    10.0  |   25.6     26.8     28.0    29.2     30.3     31.5     32.6     33.8    34.9     36.1     37.2
S     9.5  |   24.5     25.7     26.9    27.9     29.0     30.1     31.2     32.3    33.4     34.5     35.6
      9.0  |   23.4     24.6     25.8    26.7     27.6     28.7     29.8     30.9    31.9     33.0     34.0
G     8.5  |   22.3     23.2     24.2    25.2     26.3     27.3     28.4     29.4    30.4     31.4     32.4
R     8.0  |   21.2     21.9     22.5    23.8     25.0     26.0     26.9     27.9    28.8     29.8     30.8
O     7.5  |   20.1     20.6     21.1    22.4     23.7     24.6     25.5     26.4    27.3     28.2     29.2
W     7.0  |   18.9     19.3     19.6    21.0     22.4     23.3     24.1     25.0    25.8     26.7     27.5
T     6.5  |   17.8     18.2     18.6    19.8     21.1     21.9     22.7     23.5    24.3     25.1     25.9
H     6.0  |   16.7     17.2     17.6    18.7     19.7     20.5     21.3     22.1    22.8     23.6     24.3
      5.5  |   15.6     16.2     16.7    17.6     18.4     19.1     19.9     20.6    21.3     22.0     22.7
      5.0  |   14.5     15.2     15.8    16.5     17.1     17.8     18.4     19.1    19.7     20.4     21.1
-----------------------------------------------------------------------------------------------------------
           |   11.0     11.5     12.0    12.5     13.0     13.5     14.0     14.5    15.0     15.5     16.0

                                           Return on Equity





                                   Schedule B

                         ----------------------------------------------------------------------
                                                                            Projected Account
                         Name                                             Balance at Retirement
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         Clayton Blick                                                  23,055
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         Ernest Clock                                                   26,633
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         John Field                                                     23,055
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         Bernice Fuessenich                                             23,055
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         Perley Grimes                                                 177,744
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         George Madsen                                                  36,884
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         Charles Orr                                                    54,256
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         William Sweetman                                              228,650
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         Patricia Werner                                               258,329
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         H. Ray Underwood                                              576,801
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         Thomas Kendall                                                643,453
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------